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                                                                   EXHIBIT 23.02



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-91026, 333-16553, 333-03603, 333-40493, 333-60797 and
333-75183) and the Registration Statements on Form S-3 (Nos. 333-19009, 333-28919, 333-38181, 333-40497, 333-48403 and 333-65743) of our report dated
January 26, 1998, except for Note 3, as to which the date is January 25, 1999, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Quintiles Transnational Corp. for the year ended December 31, 1998.




                                                 /s/ Ernst & Young LLP


Raleigh, North Carolina
March 30, 1999